UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

CODIAK BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

35 CambridgePark Drive, Suite 500

Cambridge, MA 02140

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

We are pleased to invite you to attend the 2022 Annual Meeting of Stockholders of Codiak BioSciences, Inc., or the Annual Meeting. Due to public health concerns arising from the coronavirus (COVID-19) pandemic, the Annual Meeting will be held live via the Internet on Friday, June 17, 2022, at 8:30 a.m., U.S. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/CDAK2022, where you will be able to listen to the meeting, vote electronically and submit questions. You will need the 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting. You will not be able to attend the Annual Meeting in person.

The purposes of the Annual Meeting are as follows:

1. To elect three Class II directors as nominated by our Board of Directors, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. The record date for the Annual Meeting is April 18, 2022. Only stockholders of record as of the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2021 Annual Report to Stockholders, or 2021 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2021 Annual Report. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE AS PROMPTLY AS POSSIBLE.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Douglas E. Williams, Ph.D.

Douglas E. Williams, Ph.D.

President and Chief Executive Officer

Dated: April 29, 2022

i

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 17, 2022

This proxy statement contains information about the 2022 Annual Meeting of Stockholders, or the Annual Meeting, of Codiak BioSciences, Inc., a Delaware corporation, including any postponements or adjournments of the Annual Meeting. The Annual Meeting will be held on Friday, June 17, 2022, at 8:30 a.m., U.S. Eastern Time, online at www.virtualshareholdermeeting.com/CDAK2022. You will need the 16-digit control number, which is located on the Notice of Internet Availability that you received in the mail, on your proxy card or in the instructions accompanying your proxy materials, to attend the Annual Meeting. In this proxy statement, we sometimes refer to Codiak BioSciences, Inc. and its subsidiaries as “Codiak,” the “Company,” “we,” “us,” or “our.” The mailing address of our principal executive office is Codiak BioSciences, Inc., 35 CambridgePark Drive, Suite 500, Cambridge, MA 02140.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the Notice of the 2022 Annual Meeting of Stockholders. You may revoke your proxy at any time before it is exercised at the meeting by giving our Corporate Secretary written notice to that effect.

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 29, 2022.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to provide in this proxy statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies. We will remain a “smaller reporting company” until the aggregate market value of our outstanding common stock held by non-affiliates as of the last business day of our most recently completed second fiscal quarter is $700 million or more, or our annual revenues during our most recently completed fiscal year is $100 million or more.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering, which was completed in October 2020; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, or the SEC. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 17, 2022:

This proxy statement and our 2021 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Investor Relations Department, Codiak BioSciences, Inc., 35 CambridgePark Drive, Suite 500, Cambridge, MA 02140, or e-mailing Investor Relations at investorrelations@codiakbio.com. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are also available on the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

PROXY STATEMENT – 2022 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement contains important information for you to consider when deciding how to vote on the matters for which we are soliciting proxies. Please read it carefully.

Who Can Vote?

Only stockholders of record at the close of business on April 18, 2022, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 22,493,867 shares of our common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record, and you can vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you may vote your shares at the Annual Meeting by one of the methods described below in the section entitled “How Do I Vote and When is the Deadline for Voting?”

How Will I Receive Proxy Materials?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 29, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of the 2022 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, or 2021 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why Did I Receive a Notice of Internet Availability of Proxy Materials Instead of a Full Set of Proxy Materials?

Pursuant to rules adopted by the SEC, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about April 29, 2022. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2021 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2022 Annual Meeting of Stockholders, this proxy statement and our 2021 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

What Proposals Will Be Presented at the Annual Meeting and What Are the Voting Recommendations of the Board of Directors?

The proposals that will be presented at the Annual Meeting and our Board of Directors’ voting recommendations are set forth in the table below:

Proposals		Board of Directors’ Voting Recommendation
(1)	Elect three Class II directors, as nominated by our Board of Directors, each to serve a three-year term until our 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.	FOR each nominee

(2)	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR ratification

We will also consider any other business that properly comes before the Annual Meeting. We are not currently aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy card will vote the shares in their discretion.

How Do I Vote and When is the Deadline for Voting?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record

If your shares are registered directly in your name, you may vote:

•

By Internet at the Annual Meeting. You may vote live by attending the Annual Meeting via the Internet and following the instructions for voting. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/CDAK2022. To attend the Annual Meeting and vote, you will need to have your 16-digit control number, which is included on your Notice and proxy card.

•

By mail. If you requested printed copies of the proxy materials by mail, you may vote via mail by following the instructions in the proxy materials. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Your proxy card must be received on or before June 16, 2022, to be counted.

•

By telephone. You may vote over the telephone by calling toll-free 1-800-690-6903 in the U.S. and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2022, to be counted.

•

By Internet. You may vote via the Internet by going to www.proxyvote.com and enter the 16-digit control number included on your Notice and proxy card. Please have your proxy card available when you access the webpage. Your vote must be received by 11:59 p.m. Eastern Time on June 16, 2022, to be counted.

Hold Shares in Street Name

If your shares are held in an account at a bank or at a brokerage firm or other nominee holder, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your bank, broker or other nominee who is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares and to participate in the virtual Annual Meeting. You will receive instructions from your bank, broker or other nominee explaining how you can vote your shares and whether they permit Internet or telephone voting. Follow the instructions from your bank, broker or other nominee included with these proxy materials, or contact your bank, broker or other nominee to request a proxy form. We encourage you to provide voting instructions to your bank, broker or other nominee by giving your proxy to them. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You will not be able to vote shares you hold in “street name” at the Annual Meeting; instead you must instruct your bank, broker or other nominee in advance of the meeting.

How Many Votes Do I Have?

Each share of common stock that you own as of the record date entitles you to one vote on each matter to be voted on at the Annual Meeting.

What If I Return a Proxy Card But Do Not Make Specific Choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted on the matters as recommended by our Board of Directors.

Will My Shares Be Voted if I Do Not Return My Proxy Card or Vote by the Deadline?

If you are a stockholder of record, your shares will not be voted if you do not vote using one of the methods described in the section above entitled “How Do I Vote and When is the Deadline for Voting?” in advance of the deadline.

If your shares are held in street name, and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote and When is the Deadline for Voting?,” the bank, broker or other nominee may exercise discretionary authority to vote on routine proposals, but may not vote on non-routine proposals. If your bank, broker or nominee votes on a routine proposal, the shares that cannot be voted on non-routine matters by the bank, broker or nominee that holds your shares are called broker non-votes. Broker non-votes will be deemed present at the Annual Meeting for purposes of determining whether a quorum exists for the Annual Meeting.

The election of directors (Proposal 1) is considered non-routine under applicable rules. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 (Proposal 2) is considered routine under applicable rules.

We encourage you to provide voting instructions to the bank, broker or other nominee that holds your shares. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

May I Revoke My Proxy?

If you give a proxy, you may revoke your proxy at any time before the Annual Meeting in any one of the following ways:

•	signing a new proxy card, and submitting it as instructed above in advance of the deadline;

•	notifying the Company’s Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•

attending the Annual Meeting and voting by following the instructions provided at the Annual Meeting if you are a stockholder of record (attending the Annual Meeting will not in and of itself revoke a previously submitted proxy unless you specifically request it).

What If I Receive More Than One Notice?

You may receive more than one Notice if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote and When is the Deadline for Voting?” for each account to ensure that all of your shares are voted.

What Vote is Required to Approve Each Proposal and How Are Votes Counted?

Proposal 1 – Election of Three Class I Directors

The approval of Proposal 1 requires an affirmative vote of a plurality of the shares of our common stock entitled to vote on the proposal that are present in attendance online or represented by proxy at the Annual Meeting and vote on the proposal. The three nominees for director to receive the highest number of votes “For” election will be elected as Class II directors. This is called plurality vote. Proposal 1 is a non-routine matter. Therefore, if your shares are held by your brokerage firm in “street name” and you do not timely provide voting instructions with respect to your shares, your brokerage firm cannot vote your shares on Proposal 1. Shares held in “street name” by banks, brokerage firms, or nominees who indicate on their proxies that they do not have authority to vote the shares on Proposal 1 will not be counted as votes FOR or WITHHELD from the nominee. As a result, such “broker non-votes” will have no effect on the voting on Proposal 1. You may:

•	vote FOR the nominees;

•	vote FOR one or more nominees and WITHHOLD your vote from the other nominees; or

•	WITHHOLD your vote from the nominees.

Votes that are withheld will not be included in the vote tally for the election of directors and will not affect the results of the vote.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The approval of Proposal 2 requires the affirmative vote of a majority of the shares of our common stock entitled to vote on the proposal that are present in attendance online or represented by proxy at the Annual Meeting and vote on the proposal. Proposal 2 is considered a routine matter. If your shares are held by your bank, broker or other nominee in “street name” and you do not timely provide voting instructions with respect to your shares, your bank, broker or other nominee firm may vote your unvoted shares on Proposal 2. If you ABSTAIN from voting on Proposal 2, your shares will not be voted FOR or AGAINST the proposal and will also not be counted as votes cast or shares voting on the proposal. As a result, voting to ABSTAIN will have no effect on the outcome of Proposal 2.

Although stockholder ratification of our Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022 is not required, we believe that providing stockholders an opportunity to ratify this appointment is good corporate governance. However, if stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee of our Board of Directors, or the Audit Committee, will reconsider whether or not to retain the firm for 2022. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during 2022 if it determines that such a change would be in the best interests of the Company and its stockholders.

What is a Quorum?

We need a quorum of stockholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote on the record date are represented at the meeting either in attendance online or by proxy. Your shares will be counted towards the quorum only if a valid proxy or vote is submitted with respect to such shares. Shares represented by abstentions and broker non-votes will be counted in determining whether there is a quorum for the Annual Meeting.

Who Will Pay the Costs of Soliciting these Proxies, and How Are They Being Solicited?

Proxies are being solicited by the Company. We will pay all of the costs of soliciting the proxies described in this proxy statement. Our directors and employees may solicit proxies on our behalf in person or by telephone, fax or electronic transmission. We will not pay these directors and employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals, and to obtain authority to execute proxies, and reimburse them for their expenses.

However, please be aware that you are responsible for access charges you may incur in connection with accessing the proxy materials and/or voting on the Internet or telephonically.

How Can I Find Out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Attending the Annual Meeting

This year, the Annual Meeting will be held entirely online due to public health concerns arising from the coronavirus (COVID-19) pandemic. Stockholders of record as of April 18, 2022 may attend and participate in the Annual Meeting on Friday, June 17, 2022 at 8:30 a.m., U.S. Eastern Time, online at www.virtualshareholdermeeting.com/CDAK2022. To join the Annual Meeting, you will need your 16-digit control number, which is included on your Notice and your proxy card if you are a stockholder of record or which you may obtain from your bank, broker or other nominee if you hold your shares in street name. See “How Do I Vote and When is the Deadline for Voting—Hold Shares in Street Name” above. You are not required to attend the Annual Meeting in order to vote.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 8:30 a.m., U.S. Eastern Time, on June 17, 2022. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time. To attend the Annual Meeting via the Internet, you will need to log in at www.virtualshareholdermeeting.com/CDAK2022 and enter your 16-digit control number.

Submitting Questions at the Virtual Annual Meeting.

Stockholders may submit questions in writing during the Annual Meeting at www.virtualshareholdermeeting.com/CDAK2022. Stockholders will need their 16-digit control number, which appears on their Notice and proxy card. As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Answers to any such questions that are not addressed during the meeting will be published following the meeting on the “Investors and Media” section of the Company’s website at https://ir.codiakbio.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and in order to ensure all stockholders are responded to, we will respond to up to two questions from a single stockholder.

Technical Assistance.

If you experience any technical difficulties with the virtual meeting platform on the meeting day, please call the technical support number that will be posted on the virtual shareholder meeting log-in page. Technical support will be available starting at 8:15 a.m., U.S. Eastern Time, on June 17, 2022 and will remain available until the Annual Meeting has ended.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently is comprised of eight directors. Our amended and restated certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each of which shall consist, as nearly as may be possible, of one-third of the total number of directors. Each class serves for a staggered three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. The terms of our Class II directors, Charles L. Cooney, Ph.D., Jason Haddock and Anne-Virginie Eggimann, M.Sc., will expire at the Annual Meeting. The terms of our Class III directors, Karen Bernstein, Ph.D. and Lini Pandite, M.B.Ch.B., will expire at the annual meeting of stockholders to be held in 2023. The terms of our Class I directors, Steven Gillis, Ph.D., Theo Melas-Kyriazi and Douglas E. Williams, Ph.D., will expire at the annual meeting of stockholders to be held in 2024. Upon the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Charles L. Cooney, Ph.D., Jason Haddock and Anne-Virginie Eggimann, M.Sc. for re-election as Class II directors at the Annual Meeting.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. While our Director Guidelines do not specify assigned weights to particular criteria, our Board of Directors and Nominating and Corporate Governance Committee believe it is essential that members of our Board of Directors represent diverse viewpoints and that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders. Diversity includes race, ethnicity, age, and gender and is also broadly construed to take into consideration many other factors, including industry knowledge, operational experience, scientific and academic expertise and personal backgrounds.

There are no arrangements or understanding with any director, or nominee for directorship, pursuant to which such director or nominee was selected as a director or nominee. We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may be voted for another nominee proposed by the Board of Directors. If for any reason a nominee proves unable or unwilling to stand for election, the Board of Directors will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board of Directors has no reason to believe that any of the nominees would prove unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees for Election as Director

Set forth below is the name, age, principal occupation, and business experience, as well as the year of election to the Board of Directors for each nominee for election as a director at the Annual Meeting. If the nominees listed below are elected, each such individual will hold office until the annual meeting of stockholders to be held in 2025 and until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

Name	Age	Position(s) Held	Director Since
Charles L. Cooney, Ph.D.	77	Director	2017
Jason Haddock	52	Director	2020
Anne-Virginie Eggimann, M.Sc.	49	Director	2021

Charles L. Cooney, Ph.D. has served as a member of our Board of Directors since July 2017. Since 2007, Dr. Cooney has been the Robert T. Haslam Professor of Chemical and Biochemical Engineering in the Department of Chemical Engineering at MIT and since 2015 has been Professor, Emeritus. Dr. Cooney was previously the founding Faculty Director of the Deshpande Center for Technological Innovation, a center for research and development at MIT, from 2002 to 2014. Dr. Cooney serves as a member of the boards of directors of AIM Biotech, Iterative Scopes, Inc., GreenLight Biosciences, Inc., Elektrofi, Boyd Technologies, Inc., Levitronix LLC, Innovent Biologics, Inc., and LayerBio, Inc. He also served as a board member at Axcella Health, Inc. (formerly Pronutria Biosciences, Inc.) from February 2011 to June 2018. He received a B.S. in Chemical Engineering from the University of Pennsylvania and an M.S. and Ph.D. in Biochemical Engineering from MIT. We believe that Dr. Cooney’s extensive experience in the biotechnology field, both educational and business-oriented, qualify him to serve as a member of our Board of Directors.

Jason Haddock has served as a member of our Board of Directors since August 2020. Mr. Haddock served as Chief Financial Officer for Array BioPharma, Inc. from 2016 to 2019. From 2001 to January 2015, Mr. Haddock held leadership positions and served as Chief Financial Officer and Chief Operating Officer at Bristol-Myers Squibb. Additionally, Mr. Haddock served as Chief Financial Officer and Chief Operating Officer at BERG Health from 2015 to 2016. Most recently, Mr. Haddock served ArcherDX as interim Chief Financial Officer. Mr. Haddock also has served as a member of the board of directors of PYC Therapeutics since March 2021. Mr. Haddock received a B.S. in Accountancy from Illinois State University and a M.B.A. from Washington University in St. Louis. We believe that Mr. Haddock’s experience in the biopharmaceutical industry qualifies him to serve as a member of our Board of Directors.

Anne-Virginie Eggimann has served as a member of our Board of Directors since May 2021. Ms. Eggimann has served at bluebird bio, Inc., or bluebird, since September 2011, initially as Senior Director and then as Vice President of Regulatory Science, prior to her current position as Chief Regulatory Officer, which she has occupied since June 2021. Prior to her tenure at bluebird, Ms. Eggimann spent 11 years at Voisin Consulting, Inc. Life Sciences in a variety of roles, including as an Executive Director, and General Manager, each for the Global Management of Drugs and Biologics Projects, Business Development and the Management of global teams including US, and Swiss and Australian teams. In addition, she has spent time as the Chair of the Regulatory Committee of the Alliance for Regenerative Medicine from 2015 to 2018, and is currently the Co-Chair of the Biotechnology Innovation Organization (BIO) Regenerative Medicine Working Group. Ms. Eggimann has a M.Sc. in Environmental Health Sciences from University of California Los Angeles, School of Public Health and a B.S. in Chemical Engineering from the California Institute of Technology. We believe that Ms. Eggimann’s extensive experience in the development of innovative medicinal products and regulatory science qualify her to serve as a member of our Board of Directors.

In addition to the individual attributes of each of our directors listed above, we highly value the collective qualifications and experiences of our Board of Directors members. We believe the collective viewpoints and perspectives of our directors result in a Board of Directors that is dedicated to advancing the interests of our stockholders.

There are no family relationships among any of our directors standing for election.

Vote Required

Directors are elected by a plurality of the votes cast at the meeting by the holders of shares present in attendance online or represented by proxy and entitled to vote on the election of the director. The three nominees receiving the highest number of “For” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors.

Our Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Directors Continuing in Office

Set forth below are the names, ages, principal occupations, and business experience, as well as year of election to the Board of Directors, for the remaining members of our Board of Directors whose terms continue beyond the Annual Meeting.

Name	Age	Term Expires	Position(s) Held	Director Since
Steven Gillis, Ph.D.	69	2024	Chairman of the Board	2015
Karen Bernstein, Ph.D.	69	2023	Director	2019
Theo Melas-Kyriazi	62	2024	Director	2019
Lini Pandite, M.B.Ch.B.	63	2023	Director	2021
Douglas E. Williams, Ph.D.	64	2024	President, Chief Executive Officer, Director	2015

Class III Directors (Term Expires at the 2023 Annual Meeting Of Stockholders)

Karen Bernstein, Ph.D. has served as a member of our Board of Directors since February 2019. Dr. Bernstein co-founded BioCentury Inc., or BioCentury, a provider of clinical, regulatory and finance news for the biotechnology and pharmaceutical industries, where she has served as Chairman from its inception in August 1992 to the present. She was Editor-in-Chief from its inception to August 2015. From September 2015 to October 2016, she served on the board of directors of Vitae Pharmaceuticals, Inc., until its acquisition by Allergan Holdco US, Inc. Dr. Bernstein has sat on the board of directors of Ovid Therapeutics Inc. since September 2015 and was on the board of directors of Achaogen Inc. from July 2017 through July 2019, when the company went through Chapter 11 proceedings. She has been a trustee at the Keck Graduate Institute since September 2009 and has been on the Board of Advisors to the KGI School of Pharmacy and Health Sciences since 2013. She has been a member of the Scripps Research Board of Overseers since October 2018. Dr. Bernstein received a B.A. in Politics and History from Brandeis University and a Ph.D. in Political Science from Stanford University. We believe that Dr. Bernstein’s extensive knowledge of the life science industry qualifies her to serve on our Board of Directors.

Lini Pandite, M.B.Ch.B. has served as a member of our Board of Directors since August 2021. Dr. Pandite has served as Chief Medical Officer at Shattuck Labs, Inc. since July 2017. From May 2015 to June 2017, Dr. Pandite served as Head of Global Clinical Development and Senior Vice President at Adaptimmune Therapeutics plc, a clinical-stage biopharmaceutical company, where she was responsible for clinical development of the company’s immuno-oncology pipeline. From May 2001 to April 2015, Dr. Pandite served in a number of roles at GlaxoSmithKline plc, including Vice President, Medicines Development Leader, and Head Unit Physician for Oncology. Dr. Pandite was an attending physician at Sylvester Comprehensive Cancer Center/Jackson Memorial Hospital in Miami from January 1998 to November 2000 and at Dana Farber Cancer Institute in Boston from July 1993 to August 1996, and has held academic appointments at Harvard University and the University of Miami. She earned her MBChB from The University of Liverpool, England and her M.B.A. from Duke University. We believe that Dr. Pandite’s extensive experience as an executive and physician and her broad drug development experience in the pharmaceutical and biotechnology industries qualifies her to serve on our Board of Directors.

Class I Directors (Term Expires at the 2024 Annual Meeting Of Stockholders)

Steven Gillis, Ph.D. has served as a member of our Board of Directors since November 2015. Since 2005, Dr. Gillis has been a Managing Director of ARCH Venture Partners, or ARCH, a firm that provides early stage venture capital for technology firms. In 1994, Dr. Gillis founded Corixa Corporation, a biotechnology company involved in the development of immunotherapeutics, and served as its Chief Executive Officer until its acquisition in 2005 by GlaxoSmithKline plc. From 1981 until his departure in 1994, Dr. Gillis served as founder, Director of Research and Development and Chief Scientific Officer of Immunex Corporation, or Immunex, as well as Chief Executive Officer of Immunex’s Research and Development subsidiary. In addition to serving on the board of directors of Immunex until 1997, he has served on the board of directors of numerous public companies, including, at present, the board of directors of Homology Medicines, Inc., VBI Vaccines Inc. and Takeda Pharmaceutical Co Ltd. (and as a director of Shire plc from 2012 to 2019 prior to its acquisition by Takeda). Dr. Gillis also served as a member of the board of directors of Pulmatrix, Inc. from 2015 to August 2021 and the board of directors of PhaseRx, Inc. from 2008 to 2018. Dr. Gillis is an immunologist by training with over 300 peer-reviewed publications in the areas of molecular and tumor immunology. He is credited as being a pioneer in the field of cytokines and cytokine receptors, directing the development of multiple marketed products including Leukine, (GM-CSF), Prokine (IL-2) and Enbrel (soluble TNF receptor-Fc fusion protein) as well as the regulatory approval of Bexxar (radiolabeled anti-CD20) and the novel vaccine adjuvant, MPL. Dr. Gillis received a B.A. from Williams College and a Ph.D. from Dartmouth College. We believe that Dr. Gillis’ extensive achievements and experience, particularly as a founder, officer, director, and investor of numerous biopharmaceutical companies, qualify him to serve as a member of our Board of Directors.

Theo Melas-Kyriazi has served as a member of our Board of Directors since November 2019. Since April 2022, he has served as an advisor partner at Flagship Pioneering, and from April 2019 to April 2022, he served as an executive partner at Flagship Pioneering, which conceives, creates, resources and develops first-in-category life sciences companies. Since 2006, Mr. Melas-Kyriazi has served as Chief Financial Officer of Levitronix Technologies Inc. From 1986 to 2004, Mr. Melas-Kyriazi served in a variety of management roles at Thermo Fisher Scientific, including Chief Financial Officer from 1999 to 2004. He has served on the boards of multiple public and private healthcare and life science companies, including Evelo Biosciences, Inc. since February 2017, Kaleido Biosciences, Inc. since July 2019, Moderna, Inc. from 2014 to 2016 and Valeant Pharmaceuticals, Inc. from 2003 to 2016. Mr. Melas-Kyriazi received a B.A. in Economics and an M.B.A. from Harvard University. We believe that Mr. Melas-Kyriazi’s knowledge of the industry and his experience as Chief Financial Officer of biotechnology companies qualify him to serve as a member of our Board of Directors.

Douglas E. Williams, Ph.D. has served as our President, Chief Executive Officer and a member of our Board of Directors since August 2015. Dr. Williams has served on the board of directors of Panacea Acquisition Corp. II, a special purpose acquisition company taken public by EcoR1 Capital LLC, since April 2021and AC Immune since June 2018 where he is currently Chairman. In addition, he has served on the board of Ovid Therapeutics Inc. from January 2016 to June 2021, Ironwood Pharmaceuticals, Inc. from June 2014 to March 2019 and on the board of Regulus Therapeutics Inc. from November 2012 to June 2017. From January 2011 to July 2015, Dr. Williams served as Executive Vice President, Research and Development at Biogen Inc., or Biogen, a global biotechnology company. Before joining Biogen, Dr. Williams held several senior executive positions at ZymoGenetics Inc., a biopharmaceutical company, including Chief Executive Officer and member of the board of directors from January 2009 to October 2010, President and Chief Scientific Officer from July 2007 to January 2009 and Executive Vice President, Research and Development from 2004 to July 2007. Dr. Williams received a B.S. in Biological Sciences from the University of Massachusetts Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo, Roswell Park Memorial Institute Division. We believe that Dr. Williams’s extensive experience serving in executive roles in the biotechnology industry and leading the development of numerous therapeutics qualify him to serve on our Board of Directors.

There are no family relationships among any of our directors or officers.

Board Diversity

Board Diversity Matrix (As of April 29, 2022)

Total Number of Directors	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Gender:

Directors	2	4	0	2

Number of Directors Who Identify in Any of the Categories Below:

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian (other than South Asian)	1	0	0	0

South Asian	0	0	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	1	4	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Persons with Disabilities	0

Information about Our Executive Officers

The following table sets forth the name, ages and positions of our executive officers as of April 29, 2022:

Name	Age	Position
Douglas E. Williams, Ph.D.	64	President, Chief Executive Officer, Director
Linda C. Bain	51	Chief Financial Officer and Treasurer
Richard Brudnick	65	Chief Business Officer and Head of Corporate Strategy
Sriram Sathyanarayanan, Ph.D.	50	Chief Scientific Officer
Yalonda Howze	50	Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary
Konstantin Konstantinov, Ph.D.	64	Chief Technology Officer
Nicole Barna	48	Senior Vice President, Human Resources

Please refer to “Proposal 1: Election of Directors” above for information about our Chief Executive Officer, Douglas E. Williams, Ph.D. Biographical information for our other executive officers, as of April 29, 2022, is set forth below.

Linda C. Bain has served as our Chief Financial Officer and Treasurer since December 2015. Prior to joining our company, Ms. Bain served as Chief Financial Officer of Avalanche Biotechnologies, Inc., a gene therapy company, from April 2014 to November 2015, and as Vice President of Finance and Business Operations at bluebird bio, Inc., a gene therapy biotechnology company, from October 2011 to March 2014, and as the Principal Accounting Officer from June 2013 to March 2014. Ms. Bain has served on the boards of directors of VBI Vaccines Inc. since July 2021, Arvinas, Inc. since June 2020 and Autolus Therapeutics plc since June 2018. From September 2008 to September 2011, Ms. Bain served as vice president of finance at Genzyme Corporation. From September 2007 to September 2008, she served as vice president at Fidelity Investments Inc., and from May 2000 to September 2007, she held a number of positions at AstraZeneca plc. Ms. Bain is a Certified Public Accountant and earned a B.S. in Accounting and Business Administration and an Honors degree in Accounting and Business Administration from the University of the Free State, Bloemfontein, South Africa.

Richard Brudnick has served as our Chief Business Officer and Head of Corporate Strategy since June 2018. Mr. Brudnick has served on the boards of directors of VolitionRx Limited since March of 2021 and InflaRx N.V. since May 2019. Prior to joining our company, Mr. Brudnick served as the Executive Vice President, Business Development of Bioverativ Inc., or Bioverativ, commencing in June 2016. Prior to that, Mr. Brudnick served as Biogen’s Senior Vice President of Corporate Development since 2014. Mr. Brudnick joined Biogen in 2001 and held senior positions in the areas of Portfolio Strategy & Business Development and Corporate Development. Before joining Biogen, Mr. Brudnick was the Chief Executive Officer of a regional pharmaceutical distribution business, a co-founder of two companies and a strategy consultant at Bain & Company. Mr. Brudnick received a B.S. and M.S. in Management Science from the Massachusetts Institute of Technology, or MIT.

Sriram Sathyanarayanan, Ph.D. has served as our Chief Scientific Officer since June 2021 and previously served as our Senior Vice President, Preclinical Development from January 2020 to June 2021, and as our Vice President, Biology and Translational Sciences from July 2017 to January 2020. Prior to that, he served as Senior Director, Translational Sciences at Jounce Therapeutics, Inc. from June 2013 to June 2017. Dr. Sathyanarayanan began his career in drug discovery at Merck Research Laboratories where he was responsible for building translational oncology strategy for multiple biologics and small molecule programs including Dalotuzumab and Ridaforolimus. Dr. Sathyanarayanan completed his post-doctoral research at the University of Pennsylvania School of Medicine. He received his Ph.D. in microbiology and cell biology from the Indian Institute of Science and masters and undergraduate degrees in biochemistry from PSG College.

Yalonda Howze joined our company in July 2020 as our Executive Vice President, Chief Legal and Compliance Officer and Corporate Secretary. Ms. Howze has deep legal expertise, with extensive life science industry experience managing transactional and litigation matters, including mergers and acquisitions and joint ventures, patent prosecution, employment and human resources, or HR, and regulatory, as well as securities law. Prior to joining us, she was at Mintz Levin, PC, for more than 13 years, most recently as Equity Partner starting in 2014. At Mintz Levin, PC, Ms. Howze served as legal advisor to many top-tier life science companies. Ms. Howze received a B.A. in French from the University of Michigan, an M. Div. from the Harvard University School of Divinity and a J.D. from the University of Virginia School of Law.

Konstantin Konstantinov, Ph.D. joined our company in January 2016 and has served as our Chief Technology Officer since June 2021 and was Executive Vice President, Manufacturing and Process Sciences from January 2019 to June 2021. Prior to joining our company, Dr. Konstantinov served as Vice President, Late Stage Development of Sanofi Genzyme since February 2007 and in various positions at Bayer HealthCare Pharmaceuticals LLC, including Head of Process Sciences, from 1993 to 2007. Dr. Konstantinov received a B.S. and M.S. from the Technical University of Sofia, a Ph.D. in Biochemical Engineering from Osaka University in Japan, followed by a post-doctoral assignment at DuPont and the University of Delaware.

Nicole Barna has served as our Senior Vice President, Human Resources since May 2020 and was Vice President of Human Resources from September 2019 to May 2020. Prior to joining us, Ms. Barna was Executive Director for Human Resources at Bioverativ where she led Bioverativ’s efforts in talent management, performance management, leadership development and global expansion from February 2017 to June 2018. Prior to Bioverativ, Ms. Barna held a number of positions of increasing responsibility and scope at Biogen, including Senior Director Human Resources for Emerging Markets and Latin America from January 2016 to February 2017, Director of HR for the Japan Affiliate from June 2015 to January 2016, Director of HR for UK/Ireland Affiliates from June 2013 to June 2015 and various positions in the US supporting the R&D organization. Ms. Barna received a B.S. in Psychology from Kenyon College and a M.S. in HR Management from Lesley University.

CORPORATE GOVERNANCE

Board of Directors

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. Our executive officers and management oversee the day-to-day operations. Our directors fulfill their duties and responsibilities by attending meetings of the Board of Directors, which are held from time to time.

The Board of Directors held seven meetings during the year ended December 31, 2021. Each of our current directors attended at least 75% of the total of (i) the meetings of the Board of Directors held during the period for which he or she had been a director and (ii) the meetings of the committee(s) on which that director served during such period, except Ms. Eggimann attended 60% of the meetings of the Board of Directors and Dr. Pandite attended 67% of the meetings of the Compensation Committee during the period for which they served. It is our policy to encourage our directors to attend the Annual Meeting.

Board of Directors Independence

Under the listing requirements and rules of The Nasdaq Stock Market, or Nasdaq, independent directors must compose a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating committees must be independent within the meaning of applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. Our Board of Directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. As a result of this review, our Board of Directors determined that all directors other than Dr. Williams qualify as “independent” directors within the meaning of the Nasdaq rules. As required under applicable Nasdaq rules, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Dr. Gillis is the Chairman of our Board of Directors and is also an independent director and, as such, he is authorized to call an executive session for our independent directors. The purpose of these executive sessions is to promote open and candid discussion among the non-employee directors.

Committees of the Board of Directors

The Board of Directors has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Continuing directors and our nominees for election as director are required to attend the annual meeting of stockholders, barring significant commitments or special circumstances, and are also required to participate in the meetings of committees on which they serve. The following table provides membership information for each committee:

Name	Audit	Nominating and Corporate Governance	Compensation
Jason Haddock	✓*†
Charles L. Cooney, Ph.D.	✓	✓
Theo Melas-Kyriazi	✓	✓*
Anne-Virginie Eggimann, M.Sc.		✓
Steven Gillis, Ph.D.			✓*
Karen Bernstein, Ph.D.			✓
Lini Pandite, M.B.Ch.B.			✓

*    Committee Chairman

†    Financial Expert

Audit Committee

The members of our Audit Committee include Mr. Haddock, Dr. Cooney and Mr. Melas-Kyriazi. Mr. Haddock serves as Chairman of the Audit Committee. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq and which is available on our website at www.codiakbio.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. The Audit Committee held seven meetings during the year ended December 31, 2021.

Our Board of Directors has determined that Mr. Haddock, Dr. Cooney and Mr. Melas-Kyriazi are independent directors as independence is currently defined in Rule 5605 of the Nasdaq listing standards and Rule 10A-3 under the Exchange Act. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that Mr. Haddock qualifies as an “audit committee financial expert” as defined in applicable SEC rules. In making this determination, our Board of Directors has considered the formal education and nature and scope of their previous experience, coupled with past and present service on various audit committees. The responsibilities of our Audit Committee include, among other things:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our consolidated financial statements;

•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	reviewing major issues as to the adequacy of our internal control over financial reporting;

•	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

•

recommending based upon the Audit Committee’s review and discussions with management and our independent registered public accounting firm whether our audited consolidated financial statements shall be included in our Annual Report on Form 10-K;

•

reporting to and reviewing with our Board of Directors any issues that arise with respect to the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

•	preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement;

•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and

•	reviewing quarterly earnings releases.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

AUDIT COMMITTEE REPORT

The members of the Audit Committee submit this report in connection with the Audit Committee’s review of the financial reports as of and for the fiscal year ended December 31, 2021 as follows:

1.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the fiscal year ended December 31, 2021 with management and Ernst & Young, LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021.

2.

The Audit Committee has discussed with Ernst & Young, LLP the matters required to be discussed pursuant to Auditing Standard No. 1301 (Communications with Audit Committees) as adopted by the Public Company Accounting Oversight Board, or PCAOB.

3.

The Audit Committee has received the written disclosures and the letter from Ernst & Young, LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communication with the Audit Committee concerning independence, and has discussed with Ernst & Young, LLP the firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Audit Committee of the Board of Directors of
Codiak BioSciences, Inc.
Jason Haddock, Chairman
Charles L. Cooney, Ph.D.
Theo Melas-Kyriazi

The information in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing we make under either the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Mr. Melas-Kyriazi, Dr. Cooney and Ms. Eggimann. Mr. Melas-Kyriazi serves as Chairman of the Nominating and Corporate Governance Committee. Our Board of Directors has determined that all members of our Nominating and Corporate Governance Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards. The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.codiakbio.com. The Nominating and Corporate Governance Committee held one meeting during the year ended December 31, 2021.

The responsibilities of our Nominating and Corporate Governance Committee include, among other things:

•	developing and recommending to the Board of Directors criteria for board and committee membership;

•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;

•	identifying individuals qualified to become members of the Board of Directors;

•	recommending to the Board of Directors the persons to be nominated for election as directors and to each of the board’s committees; and

•	overseeing the evaluation of our Board of Directors and management.

The Nominating and Corporate Governance Committee periodically determines the qualifications, qualities, skills and other expertise required to be a director and develops, subject to approval by the full Board of Directors, criteria to be considered in selecting nominees for director. Among other things, the Nominating and Corporate Governance Committee considers whether the Board of Directors reflects the balance of knowledge, experience, skills, expertise, integrity, ability to make analytical inquiries, and diversity as a whole that the committee deems appropriate. The Nominating and Corporate Governance Committee has not adopted a policy regarding the consideration of diversity in identifying director nominees. The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to current directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and the Board of Directors. The Nominating and Corporate Governance Committee may use outside consultants to assist in identifying or evaluating candidates. Final approval of director candidates is determined by the full Board of Directors.

The Nominating and Corporate Governance Committee will consider qualified nominations for directors recommended by stockholders. In general, stockholder recommendations are evaluated on the same basis as any recommendation from members of the Board of Directors or management of the Company. Recommendations should be sent to our Corporate Secretary, c/o Codiak BioSciences, Inc., CambridgePark Drive, Suite 500, Cambridge, MA 02140. For additional information about our director nomination requirements, please see “Stockholder Proposals and Nominations” and our amended and restated bylaws.

Compensation Committee

The members of our Compensation Committee are Dr. Gillis, Dr. Bernstein and Dr. Pandite. Dr. Gillis serves as Chairman of the Compensation Committee. All members of our Compensation Committee are independent as independence is currently defined in Section 5605 of the Nasdaq listing standards and qualify as non-employee directors under Rule 16b-3 of the Exchange Act and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code. The Compensation Committee operates under a written charter that satisfies the applicable standards of Nasdaq and which is available on our website at www.codiakbio.com. The Compensation Committee held six meetings during the year ended December 31, 2021.

The responsibilities of our Compensation Committee include, among other things:

•	annually reviewing and recommending to the Board of Directors the corporate goals and objectives relevant to the compensation of our principal executive officer;

•

evaluating the performance of our principal executive officer in light of such corporate goals and objectives and based on such evaluation: (i) determining cash compensation of our principal executive officer; and (ii) reviewing and approving grants and awards to our principal executive officer under equity-based plans;

•

reviewing and approving or recommending to the Board of Directors (i) the cash compensation of our other executive officers and (ii) grants and awards to our other executive officers under equity-based plans;

•

reviewing and making recommendations to our Board of Directors with regards to our compensation and similar plans, including approving grants and awards to our employees and service providers under equity-based plans;

•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	reviewing and making recommendations to our Board of Directors with regards to our policies and procedures for the grant of equity-based awards;

•	reviewing and recommending to the Board of Directors the compensation of our directors;

•	preparing the Compensation Committee report required by SEC rules, if and when required, to be included in our annual proxy statement; and

•	reviewing and approving the retention, termination or compensation of any consulting firm or outside advisor to assist in the evaluation of compensation matters.

The Compensation Committee discharges the Board of Director’s responsibilities relating to compensation of the Company’s directors and executive officers, oversees the Company’s overall compensation structure, policies and programs, reviews the Company’s processes and procedures for the consideration and determination of director and executive compensation, and is responsible for producing an annual report for inclusion in this proxy or the Annual Report on Form 10-K, as applicable, in accordance with applicable rules and regulations. As part of its process for approving the compensation for our executive officers other than our Chief Executive Officer, the Compensation Committee reviews and considers the recommendations made by our Chief Executive Officer. In fulfilling its responsibilities, the Compensation Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee, but only to the extent consistent with our amended and restated certificate of incorporation, amended and restated bylaws, Nasdaq rules, and other applicable law. In addition, pursuant to its charter, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation. In 2021, the Compensation Committee engaged Aon Hewitt / Radford, or Radford, to assist in its review of officer and director compensation.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee has at any time during the prior three years been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or a member of the compensation committee of any entity that has one or more executive officers serving on our Board of Directors or on our Compensation Committee.

Corporate Governance

We have adopted a written code of business conduct and ethics, which applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the investor relations section of our website, which is located at http://www.codiakbio.com. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Board Leadership

Steven Gillis, Ph.D. is our current Chairman of the Board of Directors and we plan to keep this role separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on setting the overall strategic direction of the company, expanding the organization to deliver on our strategy and overseeing our day-to-day business, while allowing a Chairman of the Board to lead the Board of Directors in its fundamental role of providing strategic advice. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as the Board of Directors’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property as more fully discussed under “Risk Factors” in our Annual Report on Form 10-K. Management is responsible for the day-to-day management of risks we face, while our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the Board of Directors in overseeing the management of our risks is conducted primarily through committees of the Board of Directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board of Directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the Chairman of the relevant committee reports on the discussion to the full Board of Directors during the committee reports portion of the next board meeting. This enables the Board of Directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Employees

As of December 31, 2021, we had 102 full-time employees, 66 of our employees have Ph.D., M.D., J.D. or Master degrees and 75 of our employees are engaged in research and development activities. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good.

We operate in a highly competitive environment for human capital, particularly as we seek to attract and retain talent with experience in the biotechnology and pharmaceutical sectors. Our workforce is highly educated, and as of December 31, 2021, 65% of our employees hold Ph.D., M.D., J.D., or Master’s degrees. Among our employees, 50% identify as female and 50% as male. In 2021, we continued our emphasis on diversity, equity and inclusion by expanding our recruiting outreach and conducting internal seminars, trainings, and discussions on inclusive behaviors.

To help promote alignment between our employees and our shareholders, all employees participate in our equity programs through the receipt of new hire and annual equity grants. We believe that in addition to incentivizing growth that leads to shareholder value, broad eligibility for our equity programs helps promote employee retention as these awards generally vest over a four-year period. In addition, full-time employees are eligible to participate in our Employee Stock Purchase Plan, or ESPP. Our ESPP provides such employees an opportunity to purchase our common stock at a discount to the market value and opportunity for long-term ownership in our Company.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Accordingly, our insider trading policy expressly prohibits short sales of our securities by our executive officers, directors, employees and affiliated persons. Our insider trading policy expressly prohibits, without the prior approval of our Audit Committee, purchases or sales of puts, calls, or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at www.codiakbio.com, under the governance tab on the “News and Investors” section of our website. We intend to satisfy applicable disclosure requirements regarding an amendment to, or a waiver from, a provision of our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, by posting such information on our website at the internet address set forth above.

Stockholder Communications with Our Board

Stockholders wishing to communicate directly with our Board of Directors may send correspondence to our Corporate Secretary, c/o Codiak BioSciences, Inc., 35 CambridgePark Drive, Suite 500, Cambridge, MA 02140. Our Corporate Secretary will relay the information received to the Board of Directors.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked by the Audit Committee of the Board of Directors to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2022. Ernst & Young LLP has served as our independent registered public accounting firm since 2016. The Audit Committee is solely responsible for appointing the Company’s independent registered public accounting firm, and stockholder approval is not required to appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. However, the Board of Directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. These representatives will be provided an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions from stockholders.

Vote Required

The proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, requires an affirmative vote of the majority of the shares of common stock entitled to vote on the proposal that are represented in attendance online or by proxy at the Annual Meeting and vote on the proposal.

Our Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Pre-Approval Policies and Procedures

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual case-by-case basis. All of the services described below were approved by our Audit Committee.

The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP to the Company for the years ended December 31, 2021 and 2020, respectively.

	2021	2020
	(in thousands)
Audit Fees	$915	$804
Audit-Related Fees	$—	$—
Tax Fees	$17	$16
All Other Fees	$96	$—

Total	$1,028	$820

Audit Fees

Audit fees include fees for our annual audit, quarterly review procedures, and other fees in connection with our public offerings of securities.

Audit-Related Fees:

Audit related fees consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.” There were no fees for these services in 2021 and 2020.

Tax Fees

Tax fees consist of aggregate fees for tax compliance, tax advice and tax planning services, and the review and preparation of our federal and state income tax returns.

All Other Fees

Other fees consist of aggregate fees billed for products and services consisting of a cyber risk assessment and subscription fees for an online accounting research tool provided by the independent registered public accounting firm. There were no fees for these services in 2020.

EXECUTIVE COMPENSATION

This section discusses the material elements of our executive compensation policies and important factors relevant to an analysis of these policies. It provides qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers named in the “2021 Summary Compensation Table” below and is intended to place in perspective the information presented in the following tables and the corresponding narrative.

2021 Summary Compensation Table

The following table presents information regarding the total compensation awarded to, earned by, and paid to our named executive officers for services rendered to us in all capacities for the years indicated. For 2021, our named executive officers are Douglas E. Williams, Ph.D., our Chief Executive Officer, Linda C. Bain, our Chief Financial Officer, Sriram Sathyanarayanan, Ph.D., our Chief Scientific Officer, and Jennifer Wheler, M.D., who served as our Chief Medical Officer during 2021, until November 5, 2021.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Douglas E. Williams, Ph.D.	2021	600,046	100,000	2,920,820	270,725	3,891,591
Chief Executive Officer	2020	602,111	100,000	—	161,570	863,681
Linda C. Bain	2021	442,654	—	968,043	159,885	1,570,582
Chief Financial Officer	2020	432,535	—	—	153,000	585,534
Sriram Sathyanarayanan, Ph.D. Chief Scientific Officer(4) Jennifer Wheler, M.D.	2021 2020 2021	361,774 330,055 225,000	— —	908,966 121,232 987,010	140,400 100,800 540,000	1,411,140 552,087 1,752,010
Former Chief Medical Officer(5)	2020	—	—	—	—	—

(1)	Represents a guaranteed supplemental bonus of $100,000 to Dr. Williams for performance during the applicable year.
(2)

Amounts reflect the grant-date fair value of option awards granted in each of 2021 and 2020, determined in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see the “Stock-based compensation” notes to our consolidated financial statements. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting.

(3)	Amounts reported reflect bonuses paid based upon the achievement of corporate performance objectives for the applicable year.
(4)

Dr. Sathyanarayanan has served as our Chief Scientific Officer since June 2021 and previously served as our Senior Vice President, Preclinical Development from January 2020 to June 2021. Payment of Dr. Sathyanarayanan’s annual base salary of $390,000 has been prorated based on the date that he commenced employment as Chief Scientific Officer.

(5)

Dr. Wheler joined us in May 2021 as our Chief Medical Officer. Payment of Dr. Wheler’s annual base salary of $450,000 has been prorated based on the date that she commenced employment with the Company. Dr. Wheler ceased to serve as our Chief Medical Officer upon her separation from the Company effective November 5, 2021. In connection with her separation, Dr. Wheler received a severance payment of $540,000.

Compensation Overview

Base Salary. Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our Board of Directors taking into account each individual’s role, responsibilities, skills, and expertise. For the calendar year 2021, we initially provided annual base salaries of $581,267 to Dr. Williams, $425,000 to Ms. Bain, $331,400 to Dr. Sathyanarayanan, and $450,000 to Dr. Wheler, and increased the annual base salaries of Dr. Williams on January 22, 2021 to $601,611, Ms. Bain on January 20, 2021 to $444,125, and Dr. Sathyanarayanan on June 9, 2021 to $390,000. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. For additional information regarding the employment agreements with our named executive officers, see subsection entitled “Employment arrangements with our named executive officers.”

Cash Incentive Compensation. As described below under the subsection entitled “Employment arrangements with our named executive officers,” Dr. Williams is eligible to receive a $100,000 annual bonus if he remains employed with the Company through the end of each applicable calendar year and has an annual base salary of less than $700,000. For 2021, the Company provided our named executive officers with annual performance bonuses intended to reward our named executive officers for meeting corporate performance goals for the calendar year. For 2021, the target bonus for Dr. Williams was 50% of his base salary, the target bonus for Ms. Bain was 40% of her base salary, the target bonus for Dr. Sathyanarayanan was 40% of his base salary, and the target bonus for Dr. Wheler was 40% of her base salary.

Long-Term Equity Incentives. Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. Generally, all stock option awards vest based on certain time-based or performance-based metrics. Time-based vesting is generally satisfied over four years, with 25% of such option award vesting upon the first anniversary of a vesting commencement date, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to the executive officer’s continuing service relationship. Performance-based vesting is generally satisfied upon the achievement of certain Company performance metrics, which have been established by our Board of Directors after taking into account each individual’s role and responsibilities.

Employment Arrangements with Our Named Executive Officers

We have entered into employment agreements with each of our named executive officers, which provide for “at will” employment and contain the additional terms summarized below.

Douglas E. Williams, Ph.D. Under his employment agreement, Dr. Williams’s base salary is subject to annual review and adjustment by our Board of Directors, and Dr. Williams is eligible to earn annual incentive compensation with a target amount equal to 50% of his base salary. For 2021, Dr. Williams’ annual base salary was initially $581,267, and was increased to $601,611 on January 22, 2021. Dr. Williams will also continue to be eligible to receive a $100,000 annual bonus if he remains employed with us through the end of each applicable calendar year and has an annual base salary of less than $700,000. The employment agreement provides that Dr. Williams will be eligible to participate in our Executive Severance Plan, which is described below under the heading “Executive Severance Plan.” Dr. Williams is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Linda C. Bain. Under her employment agreement, Ms. Bain’s base salary is $425,000 per year, which will be reviewed and adjusted by our Board of Directors, and Ms. Bain is eligible to earn annual incentive compensation with a target amount equal to 40% of her base salary. For 2021, Ms. Bain’s annual base salary was initially $425,000, and was increased to $444,125 on January 20, 2021. The employment agreement also provides that Ms. Bain will be eligible to participate in our Executive Severance Plan, which is described below under the heading “Executive Severance Plan.” Ms. Bain is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Sriram Sathyanarayanan, Ph.D. Under his employment agreement, Dr. Sathyanarayanan’s base salary is $390,000 per year, which will be reviewed and adjusted by our Board of Directors, and Dr. Sathyanarayanan is

eligible to earn annual incentive compensation with a target amount equal to 40% of his base salary. The employment agreement also provides that Dr. Sathyanarayanan will be eligible to participate in our Executive Severance Plan, which is described below under the heading “Executive Severance Plan.” Dr. Sathyanarayanan is also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans.

Jennifer Wheler, M.D. Under her employment agreement, Dr. Wheler’s base salary was $450,000 per year, and Dr. Wheler was eligible to earn annual incentive compensation with a target amount equal to 40% of her base salary. The employment agreement also provided that Dr. Wheler was eligible to participate in our Executive Severance Plan, which is described below under the heading “Executive Severance Plan.” Dr. Wheler was also eligible to participate in the employee benefit plans available to our employees, subject to the terms of those plans. Dr. Wheler ceased to serve as our Chief Medical Officer upon her separation from the Company effective November 5, 2021. In connection with her separation, on November 3, 2021, we entered into a separation agreement with Dr. Wheler. Under the terms of her separation agreement, Dr. Wheler received a severance payment of $540,000 and other separation benefits as set forth in our Executive Severance Plan, which is described below under the heading “Executive Severance Plan.”

Executive Severance Plan

Our Compensation Committee has adopted the Codiak BioSciences Inc. Executive Severance Plan, or our Executive Severance Plan, pursuant to which “Executive Officers” (as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended, as appointed by the Board of Directors) are eligible to receive severance compensation under the terms and conditions of the Plan.

Pursuant to our Executive Severance Plan, in the event of a termination of an eligible officer’s employment by the Company without “cause” (excluding a termination due to the officer’s death or disability) or by the officer with “good reason”, as each term is defined in our Executive Severance Plan, and subject to the officer’s execution and non-revocation of a separation and release agreement, the officer is entitled to receive the following payments and benefits:

•	a lump sum cash payment equal to 12 months of the officer’s annual base salary (9 months if the officer is a Senior Vice President) generally as in effect on the termination date;

•	a lump sum cash payment equal to the officer’s target bonus for the year of termination, prorated based on when in the year the officer’s employment terminates; and

•

subject to the officer’s election and eligibility for COBRA health continuation, continuation of health coverage at the active employees’ rate until the earliest of 12 months after the officer’s termination date (9 months if the officer is a Senior Vice President), the date the officer becomes eligible for group health insurance from another employer, or the expiration of the officer’s rights under COBRA.

Additionally, in lieu of the payments and benefits described above, in the event of a termination of an eligible officer’s employment by us without cause (excluding a termination due to the officer’s death or disability) or by the officer with good reason, within the 3 months immediately prior to or the 12 months immediately following a “sale event”, as such term is defined in our 2020 Stock Option and Incentive Plan, and subject to the officer’s execution and non-revocation of a separation and release agreement, the officer is entitled to receive the following payments and benefits:

•	a lump sum cash payment equal to 12 months (18 months for the Chief Executive Officer) of the officer’s annual base salary generally as in effect on the termination date;

•	a lump sum cash payment equal to one times (1.5 times for the Chief Executive Officer) the officer’s target bonus for the year of termination;

•	subject to the officer’s election and eligibility for COBRA health continuation, continuation of health coverage at the active employees’ rate until the earliest of 12 months (18 months for the Chief

Executive Officer) after the officer’s termination date, the date the officer becomes eligible for group health insurance from another employer, or the expiration of the officer’s rights under COBRA; and

•	all of the officer’s unvested time-based equity awards that were granted after our initial public offering, or IPO, shall become fully exercisable and nonforfeitable.

However, if any of the payments and benefits provided under the Executive Severance Plan would constitute “parachute payments” within the meaning of Section 280G of the Code or would be subject to the related excise tax under Section 4999 of the Code, the eligible officer will receive either the full amount of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the officer. Our Executive Severance Plan does not require us to provide any tax gross-up payments to the eligible officers.

Restrictive Covenant Agreements

In connection with the employment agreement with Dr. Williams, we have entered into an Employee Confidentiality, Assignment and Nonsolicitation Agreement, or the Employee Agreement, with Dr. Williams, which supersedes and replaces Dr. Williams’s Proprietary Information and Assignment Agreement with us. The Employee Agreement contains standard confidentiality, assignment of intellectual property and work product and 12-month non-solicitation of customers and non-solicitation of employees covenants. Each of Ms. Bain’s and Dr. Sathyanarayanan’s Employee Agreement with us, which also contains standard confidentiality, assignment of intellectual property and work product and 12-month non-solicitation of customers and non-solicitation of employees covenants, remains in full effect, and Dr. Wheler’s Employee Agreement remains in effect with respect to such confidentiality, assignment of intellectual property and work product and non-solicitation provisions.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information concerning outstanding equity awards held by each of our named executive officers as of December 31, 2021. All equity awards set forth in the table below that were granted before October 2020 were granted under our 2015 Stock Option and Grant Plan, and all equity awards set forth in the table below that were granted after October 2020 were granted under our 2020 Stock Option and Incentive Plan.

			Option Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Douglas E. Williams, Ph.D.	2/19/2016	(1)	467,421	—	—	3.29	02/18/2026
Chief Executive Officer	2/19/2016	(2)	104,216	52,108	—	3.29	02/18/2026
	2/1/2018	(3)	175,428	11,696	—	10.17	12/31/2027
	2/11/2019	(4)	26,379	11,998	—	10.25	2/10/2029
	7/31/2019	(5)	15,990	—	—	10.25	7/30/2029
	1/22/2021	(6)	—	175,000	—	26.60	1/21/2031
Linda C. Bain	2/19/2016	(7)	102,832	—	—	3.29	02/18/2026
Chief Financial Officer	2/19/2016	(8)	19,700	—	—	3.29	02/18/2026
	2/1/2018	(9)	41,034	2,736	—	10.17	1/31/2028
	1/15/2019	(10)	26,378	11,999	—	10.25	1/14/2029
	7/31/2019	(11)	21,585	16,792	—	10.25	5/1/2030
	1/22/2021	(12)	—	58,000	—	26.60	1/21/2031

			Option Awards
	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Sriram Sathyanarayanan, M.D.	7/25/2017	(13)	48,666	—	—	3.29	7/24/2027
Chief Scientific Officer	2/1/2018	(14)	8,994	600	—	10.17	1/31/2028
	1/15/2019	(15)	10,989	5,000	—	10.25	1/14/2029
	7/31/2019	(16)	4,677	3,637	—	10.25	7/30/2029
	1/9/2020	(17)	8,393	10,795	—	10.25	1/8/2030
	1/22/2021	(18)	—	16,000	—	26.60	1/21/2031
	6/9/2021	(19)	—	40,000	—	26.76	6/8/2031
Jennifer Wheler, M.D.	5/10/21	(20)	—	—	100,000	16.41	5/9/2031
Former Chief Medical Officer

(1)

Dr. Williams’s stock option for 467,421 shares granted on February 19, 2016 was fully exercisable upon grant and vests over four years, with 25% of the shares vesting on August 15, 2016, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Williams’s continuous service with us.

(2)

Dr. Williams was granted two stock option awards for 156,324 shares in the aggregate on February 19, 2016, which were fully exercisable upon grant and were subject to performance vesting triggers. In July 2019, the Compensation Committee amended the terms of these awards to remove the performance vesting requirement and provide that the options would vest over three years, in equal annual installments on each of August 1, 2020, August 1, 2021 and August 1, 2022, subject to Dr. Williams’ continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Williams’s employment in connection with a change in control.

(3)

Dr. Williams’s stock option granted February 1, 2018 vests and becomes exercisable over four years, with 25% of the shares vesting on January 1, 2019, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Williams’s continuous service with us. In the event of a “change in control” (as defined in our 2015 Plan), this stock option will be accelerated and become fully vested and exercisable, effective immediately prior to such change in control.

(4)

Dr. Williams’s stock option granted February 11, 2019 vests and becomes exercisable over four years, with 25% of the shares vesting on February 11, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Williams’s continuous service with us. Dr. Williams’s stock option was originally granted with an exercise price of $16.11 per share, which was reduced in July 2019 to $10.25 per share.

(5)

Dr. Williams’s stock option granted on July 31, 2019 vests and becomes exercisable upon the achievement of Company performance criteria, with 100% of the shares vesting upon the signing of one or more platform business development deals that provide guaranteed funding of greater than or equal to $40 million before December 31, 2020. Based on the Company’s performance, our Board of Directors determined that 25% of the shares vested as of December 31, 2020.

(6)

Dr. Williams’s stock option for 175,000 shares granted on January 22, 2021 vests and becomes exercisable over four years, with 25% of shares vesting on January 22, 2002, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Williams’s continuous service with us.

(7)

Ms. Bain’s stock option for 102,832 shares granted on February 19, 2016 was fully exercisable upon grant and vests over four years, with 25% of the shares vesting on December 1, 2016, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Ms. Bain’s continuous service with us.

(8)	Ms. Bain was granted stock option awards for 19,700 shares on February 19, 2016, which were fully exercisable upon grant and were subject to performance vesting triggers.
(9)

Ms. Bain’s stock option for 43,770 shares granted on February 1, 2018 vests and becomes exercisable over four years, with 25% of the shares vesting on February 1, 2019, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Ms. Bain’s continuous service with us. In the event of a “change in control” (as defined in our 2015 Plan), this stock option will be accelerated and become fully vested and exercisable, effective immediately prior to such change in control.
(10)

Ms. Bain’s stock option for 38,377 shares granted on January 15, 2019 vests and becomes exercisable over four years, with 25% of the shares vesting on January 15, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Ms. Bain’s continuous service with us. Ms. Bain’s stock option was originally granted with an exercise price of $14.78 per share, which was reduced in July 2019 to $10.25 per share.

(11)

Ms. Bain’s stock option for 38,377 shares granted on July 31, 2019 vests and becomes exercisable over four years, with 25% of the shares vesting on July 31, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Ms. Bain’s continuous service with us.

(12)

Ms. Bain’s stock option for 58,000 shares granted on January 22, 2021 vests and becomes exercisable over four years, with 25% of the shares vesting on January 22, 2002, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Ms. Bain’s continuous service with us.

(13)

Dr. Sathyanarayanan’s stock option for 57,566 shares granted on July 25, 2017 vests and becomes exercisable over four years, with 25% of the shares vesting on July 25, 2018, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(14)

Dr. Sathyanarayanan’s stock option for 9,594 shares granted on February 1, 2018 vests and becomes exercisable over four years, with 25% of the shares vesting on January 1, 2019, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(15)

Dr. Sathyanarayanan’s stock option for 15,989 shares granted on January 15, 2019 vests and becomes exercisable over four years, with 25% of the shares vesting on January 15, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us. Dr. Sathyanarayanan’s stock option was originally granted with an exercise price of $14.78 per share, which was reduced in July 2019 to $10.25 per share.

(16)

Dr. Sathyanarayanan’s stock option for 8,314 shares granted on July 31, 2019 vests and becomes exercisable over four years, with 25% of the shares vesting on July 31, 2020, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(17)

Dr. Sathyanarayanan’s stock option for 9,594 shares granted on January 9, 2020 vests and becomes exercisable over four years, with 25% of the shares vesting on January 9, 2021, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(18)

Dr. Sathyanarayanan’s stock option for 16,000 shares granted on January 22, 2021 vests and becomes exercisable over four years, with 25% of the shares vesting on January 22, 2002, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(19)

Dr. Sathyanarayanan’s stock option for 40,000 shares granted on June 9, 2021 vests and becomes exercisable over four years, with 25% of the shares vesting on June 9, 2022, and the remaining shares vesting in 12 equal quarterly installments thereafter, subject to Dr. Sathyanarayanan’s continuous service with us.

(20)

Dr. Wheler’s stock option granted for 100,000 shares on May 10, 2021 was subject to a four year vesting period, with 25% of the shares scheduled to vest on May 20, 2022 and the remaining shares scheduled to vest in 12 equal quarterly installments thereafter, subject to Dr. Wheler’s continuous service with us. As of the date of Dr. Wheler’s separation from the Company, she had no vested options, and 100,000 unvested options, the latter of which were forfeited on such date.

On January 19, 2022, pursuant to the Company’s 2020 Stock Option and Incentive Plan, the Compensation Committee of the Board of Directors granted an option to purchase (i) 200,000 shares and 41,000 restricted stock units to Douglas Williams, (ii) 41,000 shares and 8,400 restricted stock units to Richard Brudnick, (iii) 65,000 shares and 15,000 restricted stock units to Linda Bain, (iv) 52,000 shares and 12,000 restricted stock units to

Yalonda Howze, (v) 42,000 shares and 8,400 restricted stock units to Konstantin Konstantinov, (vi) 45,000 shares and 8,400 to Sriram Sathyanarayanan, and (vii) 29,000 shares and 6,500 restricted stock units to Nicole Barna. For each of the stock options, 25% of the shares shall vest and become exercisable on January 19, 2023, with the remainder vesting in 12 equal quarterly installments thereafter. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date.

On February 16, 2022, pursuant to the Company’s 2020 Stock Option and Incentive Plan, the Compensation Committee of the Board of Directors granted to our executive officers who held stock options with exercise prices equal to or above $20.00 per share: (i) a stock option for 61,250 shares and 91,875 restricted stock units to Douglas Williams, (ii) a stock option for 10,850 shares and 16,275 restricted stock units to Richard Brudnick, (iii) a stock option for 20,300 shares and 30,450 restricted stock units to Linda Bain, (iv) a stock option for 12,950 shares and 19,425 restricted stock units to Yalonda Howze, (v) a stock option for 11,200 shares and 16,800 restricted stock units to Konstantin Konstantinov, (vi) a stock option for 19,600 shares and 29,400 to Sriram Sathyanarayanan, and (vii) a stock option for 8,400 shares and 12,600 restricted stock units to Nicole Barna. For each of the stock options, 25% of the shares shall vest and become exercisable on February 16, 2023, with the remainder vesting in 12 equal quarterly installments thereafter. The restricted stock units vest in four equal annual installments every six months beginning on the six-month anniversary of the grant date.

Compensation Risk Assessment

We believe that, although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

DIRECTOR COMPENSATION

2021 Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our Board of Directors, and received compensation for such service during the year ended December 31, 2021, as described below. In addition, we reimburse non-employee members of our Board of Directors for reasonable travel expenses. Dr. Williams, our Chief Executive Officer and a member of our Board of Directors, did not receive any compensation for his service as a member of our Board of Directors during 2021. Amounts paid to Dr. Williams for his service as an employee during 2021 are presented above in the “2021 summary compensation table.”

	Fees Earned or Paid in Cash ($)	Option Award ($) (1)	Total ($)
Karen Bernstein, Ph.D. (2)	50,000	134,746	184,746
Charles L. Cooney, Ph.D. (3)	58,125	134,746	192,871
Anne-Virginie Eggimann, M.Sc. (4)	24,267	219,306	243,573
Steven Gillis, Ph.D. (5)	93,750	134,746	228,496
Eric S. Lander, Ph.D. (6)	12,379	—	—
Theo Melas-Kyriazi (7)	63,125	134,746	197,871
Briggs W. Morrison, M.D. (8)	19,213	—	—
Lini Pandite, M.B.Ch.B. (9)	14,945	—	—
Jason Haddock (10)	62,500	134,746	197,246

(1)

Amounts reflect the grant-date fair value of option awards granted in 2021, each determined in accordance with ASC Topic 718. Such grant-date fair value does not take into account any estimated forfeitures related to service-vesting conditions. For information regarding assumptions underlying the valuation of equity awards, see the “Stock-based compensation” notes to our consolidated financial statements. These amounts do not correspond to the actual value that may be recognized by the executives upon vesting.

(2)	As of December 31, 2021, options to purchase 48,783 shares of our common stock were held by David Flores and Karen Bernstein Trust Agreement, of which Dr. Bernstein is a trustee.
(3)	As of December 31, 2021, Dr. Cooney held options to purchase 55,179 shares of our common stock.
(4)	Ms. Eggimann was appointed to our Board of Directors in May 2021. As of December 31, 2021, Ms. Eggimann held options to purchase 20,000 shares of our common stock.
(5)	As of December 31, 2021, Dr. Gillis held options to purchase 87,209 shares of our common stock.
(6)	Dr. Lander resigned from our Board of Directors in January 2021. As of December 31, 2021, Dr. Lander held options to purchase 40,701 shares of our common stock.
(7)	As of December 31, 2021, Mr. Melas-Kyriazi held options to purchase 51,981 shares of our common stock.
(8)	Dr. Morrison resigned from our Board of Directors in March 2021. As of December 31, 2021, Dr. Morrison held options to purchase 58,783 shares of our common stock.
(9)	Dr. Pandite was appointed to our Board of Directors in August 2021. As of December 31, 2021, Dr. Pandite held options to purchase 20,000 shares of our common stock.
(10)	As of December 31, 2021, Mr. Haddock held options to purchase 59,977 shares of our common stock.

On February 16, 2022, pursuant to the Company’s 2020 Stock Option and Incentive Plan, the Compensation Committee of the Board of Directors granted to certain non-employee members of our Board of Directors who held stock options with exercise prices equal to or above $20.00 per share, 8,750 restricted stock units to each of Karen Bernstein, Ph.D., Charles L. Cooney, Ph.D., Steven Gillis, Ph.D., Jason Haddock and Theo Melas-Kyriazi. The restricted stock units vest in three equal annual installments beginning on the first anniversary of the grant date.

Non-Employee Director Compensation Policy

Our Board of Directors has adopted a non-employee director compensation policy that is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. During 2021, we compensated our non-employee directors based on the following compensation guidelines:

Annual Retainer ($)
Board of Directors:
All non-employee members	35,000
Additional retainer for Chairman	30,000
Audit Committee:
Members	7,500
Chairman	15,000
Compensation Committee:
Members	5,000
Chairman	10,000
Nominating and Corporate Governance Committee:
Members	4,000
Chairman	8,000

Upon his or her election to the Board of Directors, each non-employee director will receive an initial, one-time stock option grant to purchase 20,000 shares of our common stock, which will vest in equal quarterly installments over three years, subject to continued service as a member of the Board of Directors, or the Initial Award. In addition, each continuing non-employee member of the board who has served as a director for the previous six months will receive, at the time of our Annual Meeting, an annual equity grant of options to purchase 10,000 shares of our common stock, which will vest in full upon the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders, subject to continued service as a member of the Board of Directors through such date. Each of the foregoing grants will vest in full upon the death of the applicable director or upon a change in control. In addition, any stock options awarded to non-employee directors pursuant to the non-employee director compensation practices will be exercisable until the earlier of the original expiration date of the option, twelve months following the director’s death, or six months following the termination of the director’s service on the Board of Directors for any reason other than death.

On December 15, 2021, the Compensation Committee approved amendments to our non-employee director compensation policy to (i) increase the annual retainer for the Board of Directors from $35,000 to $40,000 and (ii) change the annual equity grant from 10,000 stock options to 7,500 stock options and 1,500 restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Policies and Procedures for Related Person Transactions

Our Board of Directors reviews and approves transactions with directors, officers and holders of 5% or more of our voting securities and their affiliates, each a related party. Prior to our IPO, the material facts as to the related party’s relationship or interest in the transaction were disclosed to our Board of Directors prior to their consideration of such transaction, and the transaction was not considered approved by our Board of Directors unless a majority of the directors who are not interested in the transaction approved the transaction. Further, when stockholders were entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction were disclosed to the stockholders, who must have approved the transaction in good faith.

In connection with our IPO, we adopted a written related party transactions policy that such transactions must be approved by our Audit Committee. This policy became effective on the date on which the IPO registration statement was declared effective by the SEC. Pursuant to this policy, the Audit Committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

Certain Related-Person Transactions

Other than compensation arrangements, during our last fiscal year, we have engaged in the following transactions with our directors and executive officers and holders of more than 5% of our voting securities and affiliates of our directors, executive officers and such 5% stockholders. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Agreements with Stockholders

Amended and restated investors’ rights agreement

We are a party to an amended and restated investors’ rights agreement, dated as of November 17, 2017, or the investors’ rights agreement, with holders of our pre-IPO preferred stock, including our 5% stockholders and entities affiliated with our directors. These holders of up to approximately 9,482,799 shares of our common stock are entitled to rights with respect to the registration of these securities under the Securities Act of 1933, as amended, or the Securities Act. The investors’ rights agreement includes demand registration rights, short-form registration rights and piggyback registration rights. All fees, costs and expenses of underwritten registrations under this agreement will be borne by us and all selling expenses, including underwriting discounts and selling commissions, will be borne by the holders of the shares being registered.

Demand registration rights

Beginning on April 12, 2021, the holders of up to approximately 9,482,799 shares of our common stock are entitled to demand registration rights. Under the terms of the investors’ rights agreement, we will be required, upon the written request of holders of at least 40% of these securities that would result in an aggregate offering price of at least $10.0 million, to file a registration statement and use commercially reasonable efforts to effect the registration of all or a portion of these shares for public resale. We are required to effect only two registrations pursuant to this provision of the investors’ rights agreement.

Short-form registration rights

Pursuant to the investors’ rights agreement, if we are eligible to file a registration statement on Form S-3, upon the written request of at least 20% of these holders to sell registrable securities at an aggregate price of at least $5.0 million, we will be required to use commercially reasonable efforts to effect a registration of such shares. We are required to effect only two registrations in any twelve-month period pursuant to this provision of the investors’ rights agreement. The right to have such shares registered on Form S-3 is further subject to other specified conditions and limitations.

Piggyback registration rights

Pursuant to the investors’ rights agreement, if we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions contained in the investors’ rights agreement, we and the underwriters may limit the number of shares included in the underwritten offering to the number of shares which we and the underwriters determine in our sole discretion will not jeopardize the success of the offering.

Indemnification

Our investors’ rights agreement contains customary cross-indemnification provisions, under which we are obligated to indemnify holders of registrable securities in the event of material misstatements or omissions in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions attributable to them.

Expiration of registration rights

The demand registration rights and short form registration rights granted under the investors’ rights agreement will terminate on the sixth anniversary of the completion of our IPO or at such time when the holders’ shares may be sold without restriction pursuant to Rule 144 under the Securities Act or another similar exemption under the Securities Act within a three-month period.

Employment Agreements

We have entered into employment agreements with our named executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Arrangements with our Named Executive Officers.”

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of our directors and named executive officers.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information known to us regarding beneficial ownership of our capital stock as of March 31, 2022 by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock;

•	our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. A person is deemed to be a beneficial holder of our common stock if that person has or shares voting power, which includes the power to vote or direct the voting of our common stock, or investment power, which includes the power to dispose of or to direct the disposition of such capital stock. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all common stock shown as beneficially owned by them.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
5% or great stockholders:
Entities affiliated with ARCH Venture Funds(1)	3,854,098	17.13%
Entities affiliated with Fidelity(2)	3,354,862	14.91%
Entities affiliated with Flagship Venture Funds(3)	2,607,303	11.59%
Named executive officers and directors:
Douglas E. Williams, Ph.D.(4)	870,201	3.73%
Linda C. Bain(5) Sriram Sathyanarayanan, M.D.(6)	241,988 92,755	* *
Jennifer Wheler, M.D.	—	*
Steven Gillis, Ph.D.(7)	77,209	*
Karen Bernstein, Ph.D.(8)	33,386	*
Charles Cooney, M.D., Ph.D.(9)	45,179	*
Anne-Virginie Eggimann, M.Sc.(10)	6,667	*
Jason Haddock(11)	27,987	*
Theo Melas-Kyriazi(2)(12)	36,588	*
Lini Pandite, M.B.Ch.B.(13)	4,998	*
All executive officers and directors as a group (14 persons)(14)	2,007,608	8.20%

*	Represents beneficial ownership of less than 1%.
(1)

Based solely on information provided to us as of February 1, 2022, consists of (a) 2,503,903 shares of common stock held by ARCH Venture Fund VIII, L.P., or ARCH Venture and (b) 1,350,195 shares of common stock held by ARCH Venture Fund VIII Overage, L.P., or ARCH Overage. ARCH Venture Partners VIII, LLC, or ARCH GPLLC, is the general partner of ARCH Overage. ARCH Venture Partners VIII L.P., or ARCH GPLP, is the general partner of ARCH Venture. ARCH GPLLC is the general partner of ARCH GPLP. ARCH GPLP and ARCH GPLLC may be deemed to beneficially own the shares held by ARCH Overage and ARCH Venture, and ARCH GPLP and ARCH GPLLC disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein, if any. Dr. Gillis disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. As managing directors of ARCH GPLLC, Keith Crandell, Robert Nelsen and Clinton Bybee may also be deemed to share the power to direct the disposition and vote with respect to 3,854,098 shares, and disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein, if any. The mailing address of the entities affiliated with ARCH Venture Funds is 8755 W. Higgins Road, Suite 1025, Chicago, IL 60631.
(2)

Based solely on a Schedule 13G/A filed on February 9, 2022, Fidelity Growth Company Fund has sole voting power with respect to 1,184,063 shares and FMR LLC has sole voting power with respect to 1,270,409 shares. FMR LLC and Abigail P. Johnson, a Director, Chairman and Chief Executive Officer of FMR LLC, each have sole dispositive power with respect to 3,354,862 shares. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or the Fidelity Funds, advised by Fidelity Management & Research Company LLC, or the FMR Co., a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The mailing address of the FMR Funds is 245 Summer Street, Boston, MA 02210.

(3)

Based solely on information provided to us as of February 1, 2022, consists of (a) 485,949 shares of common stock held by Flagship VentureLabs V LLC, or VentureLabs V, (b) 978,177 shares of common stock held by Flagship V VentureLabs Rx Fund, L.P., or Flagship Fund V Rx, and (c) 1,143,177 shares of common stock held by Flagship Ventures Fund V, L.P., or Flagship Fund V, and together with Flagship Fund V Rx and VentureLabs V, the Flagship Funds. Flagship Fund V is a member of VentureLabs V. Flagship VentureLabs V Manager LLC, or VentureLabs V Manager, is the manager of VentureLabs V. Flagship Pioneering, Inc., or Flagship Pioneering, is the manager of VentureLabs V Manager. The General Partner of Flagship Fund V and Flagship Fund V Rx is Flagship Ventures Fund V General Partner LLC, or Flagship V GP, and together with VentureLabs V Manager and Flagship Pioneering, the Flagship General Partners. Noubar B. Afeyan, Ph.D. is the chief executive officer and sole stockholder of Flagship Pioneering and may be deemed to have voting and investment control over all the shares held by VentureLabs V. In addition, Dr. Afeyan serves as the sole manager of Flagship V GP and may be deemed to possess voting and investment control over all the shares held by Flagship Fund V and Flagship Fund V Rx. The mailing address of the Flagship Funds is 55 Cambridge Parkway, Suite 800E, Cambridge, MA 02142.

(4)	Consists of (a) 9,585 shares of common stock and (b) 709,140 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(5)	Consists of 241,988 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(6)	Consists of 92,755 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(7)	Consists of 77,209 shares of common stock underlying options exercisable within 60 days of March 31, 2022. See Footnote 1.
(8)	Consists of 33,386 shares of common stock underlying options exercisable within 60 days of March 31, 2022 held by David Flores and Karen Bernstein Trust Agreement, of which Dr. Bernstein is a trustee.
(9)	Consists of 45,179 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(10)	Consists of 6,667 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(11)	Consists of 27,987 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(12)	Consists of (a) 6,600 shares of common stock and (b) 29,988 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(13)	Consists of 4,998 shares of common stock underlying options exercisable within 60 days of March 31, 2022.
(14)	Consists of (a) 16,185 shares of common stock and (b) 1,958,037 shares of common stock underlying options exercisable within 60 days of March 31, 2022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership, and to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2021, all required reports were filed on a timely basis under Section 16(a), except that Ms. Eggimann, Mr. Konstantinov and Benny Sorensen, our former Senior Vice President, Clinical Development, each had one late Form 4 transaction, and Dr. Sathyanarayanan had one late Form 3 transaction and two late Form 4 transactions, each due to administrative oversights.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity Compensation Plan Information

The following table provides information as of December 31, 2021 regarding shares of common stock that may be issued under the Company’s equity compensation plans consisting of the 2020 Stock Option and Incentive Plan, 2015 Stock Option and Grant Plan and the ESPP.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted Average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:	4,763,489	12.56	1,782,033
Equity compensation plans not approved by security holders:	—	—	—
Total	4,763,489	12.56	1,782,033

(1)

The number of shares of common stock reserved and available for issuance under the 2020 Stock Option and Incentive Plan is subject to an automatic annual increase on each January 1, by 5% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the by the Compensation Committee of the Board of Directors. Accordingly, on January 1, 2022, the number of shares reserved and available for issuance under our 2020 Stock Option and Incentive Plan increased by 1,119,192 shares. The number of shares of common stock reserved and available for issuance under our ESPP is subject to an automatic annual increase on each January 1, by 1% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Compensation Committee of the Board of Directors. On January 1, 2022, there was no increase in the number of shares of common stock reserved for issuance under our ESPP.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder proposals and director nominations should be addressed to our Corporate Secretary, c/o Codiak BioSciences, Inc., 35 CambridgePark Drive, Suite 500, Cambridge, MA 02140.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting. Provided, however, that in the event the annual meeting is first convened more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting were held in the preceding year, a stockholder’s notice must be received by our Corporate Secretary not later than the close of business on the later of the ninetieth (90th) day prior to the scheduled date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals or director nominations to be brought before the 2023 Annual Meeting of Stockholders, the required notice must be received by our Corporate Secretary at the address set forth above no earlier than February 17, 2023 and no later than March 19, 2023.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders must also satisfy the SEC regulations under Rule 14a-8 of the Exchange Act, and be received not later than December 30, 2022, which is 120 calendar days prior to the one-year anniversary of the date on which our proxy statement was released to stockholders in connection with this year’s annual meeting of stockholders. If the date of the 2023 annual meeting is moved by more than 30 days from the date that is the anniversary of our 2022 annual meeting of stockholders, notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

AVAILABILITY OF CERTAIN DOCUMENTS

Accompanying this proxy statement and posted on the investor relations portion of our website at www.codiakbio.com with this proxy statement, is our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement. We will also mail without charge, upon written request, a copy of that Annual Report excluding exhibits. Requests can be made by e-mailing Investor Relations at investorrelations@codiakbio.com, or by a written request addressed to our Corporate Secretary, c/o Codiak BioSciences, Inc., 35 CambridgePark Drive, Suite 500, Cambridge, MA 02140. Please include your control number with your request.

Stockholders residing in the same household who hold their stock through a bank or broker may receive only one set of proxy materials in accordance with a notice sent earlier by their bank or broker unless we have received contrary instructions from one or more of the stockholders. This practice will continue unless instructions to the contrary are received by your bank or broker from one or more of the stockholders within the household. We will promptly deliver a separate copy of the proxy materials to such stockholders if you make a written or oral request to our Corporate Secretary at the address above, or by calling (617) 949-4100.

If you hold your shares in “street name” and reside in a household that received only one copy of the proxy materials, you can request to receive a separate copy in the future by following the instructions sent by your bank or broker. If your household is receiving multiple copies of the proxy materials, you may request that only a single set of materials be sent by following the instructions sent by your bank or broker by contacting us at the above address or phone number.

By Order of the Board of Directors

Douglas E. Williams, Ph.D.

President and Chief Executive Officer

Cambridge, Massachusetts

April 29, 2022

SCAN TO VIEW MATERIALS & VOTE w CODIAK BIOSCIENCES, INC. VOTE BY INTERNET 35 CAMBRIDGEPARK DRIVE, SUITE 500 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above CAMBRIDGE, MA 02140 Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/CDAK2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by the Company in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 16, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D75784-P70494 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CODIAK BIOSCIENCES, INC. The Board of Directors recommends you vote FOR all nominees listed in Proposal 1 and FOR Proposal 2. 1. Election of Directors. To elect three Class II directors as nominated by the Codiak BioSciences, Inc. Board of Directors, each to serve a three-year term expiring at the 2025 Annual Meeting of Stockholders and until his or her successor has been duly elected and quali?ed, or until his or her earlier death, resignation or removal. Nominees: For Withhold 1a. Charles L. Cooney, Ph.D. ! ! 1b. Jason Haddock ! ! 1c. Anne-Virginie Eggimann, M.Sc. ! ! For Against Abstain 2. To ratify the appointment of Ernst & Young LLP as Codiak BioSciences, Inc.‘s independent registered public accounting ?rm for the ?scal year ending ! ! ! December 31, 2022. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other ?duciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized of?cer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2022 Notice and Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2021 are available at www.proxyvote.com. D75785-P70494 CODIAK BIOSCIENCES, INC. Annual Meeting of Stockholders June 17, 2022, at 8:30 a.m., U.S. Eastern Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Linda C. Bain and Yalonda Howze, and each of them, as Proxy holders, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Codiak BioSciences, Inc. (the “Company”), to be held on Friday, June 17, 2022, at 8:30 a.m., U.S. Eastern Time, online at www.virtualshareholdermeeting.com/CDAK2022, and at any adjournment or postponement of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the shares of common stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations, which are set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast at the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof. (Continued and to be signed on the reverse side.)